FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.  Name of Purchasing Portfolio:  BlackRock Global
Opportunities Equity Trust (BGO), BlackRock
International Growth and Income Trust (BGY),
BlackRock Global Growth Fund, Inc. (BR_GG),
BlackRock Global Opportunities Portfolio (Equity)
(BR_GO_EQ),  BlackRock International Opportunities
Portfolio (BR_ISCE), BlackRock Global Opportunities
V.I. Fund (Ins - Var Ser) (BVA_GGVI), Delaware
Optimum International Fund (E_DEIOPP)

2.  Issuer:    AIA Group Limited

3.  Date of Purchase:  10/22/10

4.  Underwriter from whom purchased:  Citigroup Global
Markets Limited and   Deutsche Bank AG, Hong Kong Branch

5.  Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: PNC Capital Markets LLC & Macquarie
Capital Securities Limited (for E_DEIOPP)

a.	List Members of Underwriting Syndicate: Citigroup
Global Markets Limited, Deutsche Bank AG, Hong
Kong Branch, Goldman Sachs (Asia) L.L.C., Morgan
Stanley & Co. International plc, Barclays Bank
PLC, Merrill Lynch International, CIMB Securities
(HK) Ltd., Credit Suisse (Hong Kong) Limited, ICBC
International Securities Limited, J.P. Morgan
Securities Ltd., UBS AG, Hong Kong Branch, BNP
Paribas Capital (Asia Pacific) Limited, BOCI Asia
Limited, CCB International Capital Limited, Daiwa
Capital Markets Hong Kong Limited, DBS Asia
Capital Limited, Macquarie Capital Securities
Limited, Nomura International (Hong Kong) Limited,
Standard Chartered Securities (Hong Kong) Limited,
ABCI Securities Company Limited, Australia and New
Zealand Banking Group Limited, Hong Kong Branch,
ING Bank N.V., London branch, Keefe, Bruyette &
Woods Ltd., Lloyds TSB Bank plc, Loop Capital
Markets, LLC, Mizuho Securities Asia Limited,
National Australia Bank Limited, Natixis, Piper
Jaffray Asia Securities Limited, PNC Capital
Markets LLC, RBC Dominion Securities Inc, Samuel
A. Ramirez and Company, Inc., Sanford C. Bernstein
& Co., LLC, Societe Generale, The Bank of Nova
Scotia, Hong Kong Branch, The Royal Bank of
Scotland N.V., Hong Kong Branch, The Williams
Capital Group, L.P., UniCredit Bank AG, Wells
Fargo Securities, LLC

6. Aggregate principal amount purchased (out of total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered: (BGO) 1,958,400 shares out of 6,298,298,400 shares offered; (BGY) 1,763,400 shares out of 6,298,298,400 shares offered; (BR_GG) 591,000
shares out of 6,298,298,400 shares offered;
(BR_GO_EQ) 133,000 shares out of 6,298,298,400
shares offered; (BR_ISCE) 3,510,200 shares out of 6,298,298,400 shares offered; (BVA_GGVI) 87,000 shares out of 6,298,298,400 shares offered;
(E_DEIOPP) 236,400 shares out of 6,298,298,400
shares offered

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering)
(if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): 35,350,000 shares out of 6,298,298,400 shares offered

8.   Purchase price (net of fees and expenses):  $ 19.68
HKD, $2.53675USD

9. Date offering commenced (if different from Date of Purchase):

10. Offering price at end of first day on which any sales were made:

11.   Have the following conditions been satisfied:  Yes/No

a.  The securities are part of an issue registered
under the Securities Act of 1933, as amended, which
is being offered to the public, or are Eligible
Municipal Securities, or are securities sold in an   Eligible
Foreign Offering or are securities sold in an Eligible
Rule 144A Offering or part of an issue of government securities.  YES

  b.  The securities were purchased prior to the
    end of the first day on which any sales
    were made, at a price that was not more
    than the price paid by each other
    purchaser of securities in that offering
    or in any concurrent offering of the
    securities (except, in the case of an
    Eligible Foreign Offering, for any rights
    to purchase required by laws to be granted
    to existing security holders of the
    Issuer) or, if a rights offering, the
    securities were purchased on or before the
    fourth day preceding the day on which the
    rights offering terminated.       YES

  c.  The underwriting was a firm commitment
    underwriting.        YES

  d.  The commission, spread or profit was
    reasonable and fair in relation to that
    being received by others for underwriting
    similar securities during the same period.    YES

  e.  In respect of any securities other than
    Eligible Municipal Securities, the issuer
    of such securities has been in continuous
    operation for not less than three years
    (including the operations of predecessors).   YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?       YES



Approved by: Tallal Malik    Date: 12/29/10